                                                                    Exhibit 12.1

                      E. I. DU PONT DE NEMOURS AND COMPANY

                                    PRO FORMA

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                              (Dollars in millions)

               Ratio of earnings to fixed charges on a continuing operations basis excluding interest and debt expense allocated to or incurred by
           Conoco, Inc., which is reported as discontinued operations.

                                                                                          Years Ended December 31
                                                        Six Months Ended   -----------------------------------------------------
                                                         June 30, 1999       1998         1997        1996       1995      1994
                                                        ----------------   ---------    ---------   ---------   -------   -------
Income from Continuing Operations Before
   Extraordinary Item ..............................        $1,474         $1,648       $1,432      $2,931      $2,858    $2,205
Provision for Income Taxes ........................            850            941        1,354       1,416       1,432     1,164
Minority Interests in Earnings of Consolidated
   Subsidiaries ....................................            36             24           43          40          29        15
Adjustment for Companies Accounted for
   by the Equity Method ............................           (85)           (39)         936(a)       82         126       (33)
Capitalized Interest ..............................            (59)          (120)         (80)        (70)        (76)      (83)
Amortization of Capitalized Interest ..............             35(b)          65(b)        82(b)      127(b)       81        77
                                                            ------         ------       ------      ------      ------    ------
                                                             2,251          2,519        3,767       4,526       4,450     3,345
                                                            ------         ------       ------      ------      ------    ------
Fixed Charges:

   Interest and Debt Expense(c) ....................           213            520          389         409         449       343
   Capitalized Interest ............................            59            120           80          70          76        83
   Rental Expense Representative of Interest
     Factor ........................................            36             71           83          80          80        83
                                                            ------         ------       ------      ------      ------    ------
                                                               308            711          552         559         605       509
                                                            ------         ------       ------      ------      ------    ------
Total Adjusted Earnings Available for Payment of

   Fixed Charges .................................          $2,559         $3,230       $4,319      $5,085      $5,055    $3,854
                                                            ======         ======       ======      ======      ======    ======
Number of Times Fixed Charges are Earned(c) .....              8.3            4.5          7.8         9.1         8.4       7.6
                                                            ======         ======       ======      ======      ======    ======


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(a)   Includes write-off of Purchased In-Process Research and Development associated with acquisition of 20% interest in Pioneer Hi-Bred International, Inc.

(b) Includes write-off of capitalized interest associated with divested businesses.

(c) Excludes interest and debt expense which has been allocated to or incurred by discontinued operations.